Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports First Quarter Results, Completes 311 MW Solar Asset Drop Down and Reaffirms 2017 Financial Guidance

Key Highlights

•	Completed drop down to NRG Yield of 311 net MWs of utility-scale solar assets for total cash consideration of $130 million[1]

•	Reaffirming 2017 Adjusted EBITDA and Free Cash Flow before Growth (FCFbG) guidance

•	Established the Business Review Committee to make recommendations to the full Board on its stated initiatives

•	Offered to NRG Yield remaining 25% interest in NRG Wind TE Holdco, an 814 net MW portfolio of 12 wind facilities

•	Commenced construction at Carlsbad Energy Center in the first quarter 2017; COD expected in the fourth quarter of 2018

PRINCETON, NJ - May 2, 2017 - NRG Energy, Inc. (NYSE: NRG) today reported first quarter net loss of $203 million, or $0.52 per diluted common share compared to net income of $47 million, or $0.24 per diluted common share for the first three months of 2016. Adjusted EBITDA for the three months ended March 31, 2017 was $412 million and year-to-date cash used by operations totaled $68 million.

“We are pleased to reaffirm our financial guidance amid challenging market conditions this quarter,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We remain focused on our strategic priorities of simplifying and streamlining the business, optimizing our portfolio and strengthening the balance sheet.”

1 Prior to working capital adjustments

Consolidated Financial Results

	Three Months Ended
($ in millions)	3/31/17	3/31/16
Net (Loss)/Income	$(203)	$47
Cash (Used by)/From Operations	$(68)	$554
Adjusted EBITDA	$412	$812
Free Cash Flow Before Growth Investments (FCFbG)	$(96)	$249

Segment Results
Table 1: Net (Loss)/Income

($ in millions)	Three Months Ended
Segment	3/31/17	3/31/16
Generation	$67	$191
Retail	(33)	150
Renewables [1]	(31)	(40)
NRG Yield [1]	(1)	2
Corporate	(205)	(256)
Net (Loss)/Income [2]	$(203)	$47

1.	In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on September 1, 2016, and March 27, 2017.

2.	Includes mark-to-market gains and losses of economic hedges.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/17	3/31/16
Generation [1]	$111	$466
Retail	133	156
Renewables [2]	25	33
NRG Yield [2]	184	198
Corporate	(41)	(41)
Adjusted EBITDA [3]	$412	$812

1.	See Appendices A-4 through A-5 for Generation regional Reg G reconciliations.

2.	In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on September 1, 2016, and March 27, 2017.

3.	See Appendices A-1 through A-2 for Operating Segment Reg G reconciliations.

Generation: First quarter Adjusted EBITDA was $111 million, $355 million lower than first quarter 2016 primarily driven by:

•
Gulf Coast Region: $117 million decrease due primarily to lower realized energy margins in Texas from lower realized prices, including the impact of hedges, and lower cleared auction prices in PJM resulting in lower capacity revenues in South Central

•
East Region: $136 million decrease due to lower capacity prices, lower realized energy margins on lower dispatch, monetization of hedges from 2017 in 2016, and assets sold in 2016; partially offset by reduced operating costs from fewer planned outages and plant deactivations

•	West Region: $54 million decrease due to the gain from sale of emissions credits in the first quarter of 2016 and the retirement of Pittsburg on January 1, 2017

•	Other Generation: $48 million decrease driven mainly by lower trading results at BETM

Retail: First quarter Adjusted EBITDA was $133 million, $23 million lower than first quarter 2016 due primarily to lower margin from mild weather and associated supply costs, which was partially offset by customer growth.
Renewables: First quarter Adjusted EBITDA was $25 million, $8 million lower than first quarter 2016 due to a transmission outage at Agua Caliente and lower solar insolation, partially offset by higher generation at Ivanpah.
NRG Yield: First quarter Adjusted EBITDA was $184 million, $14 million lower than first quarter 2016 due to a forced outage at El Segundo Energy Center, lower solar and wind resource primarily in California, which led to decreased production, partially offset by the acquisition of the Utah utility-scale solar assets.
Corporate: First quarter Adjusted EBITDA was unchanged from the first quarter 2016 as higher advisory spend incurred to assist the Company in its strategic review as well as advisory services associated with GenOn was offset by lower operating losses at residential solar.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	3/31/17	12/31/16
Cash at NRG-Level [1]	$381	$570
Revolver Availability	1,364	1,217
NRG-Level Liquidity	$1,745	$1,787
Restricted cash	397	446
Cash at Non-Guarantor Subsidiaries	1,132	1,403
Total Liquidity	$3,274	$3,636
1 Includes unrestricted cash held at Midwest Generation (a non-guarantor subsidiary), which can be distributed to NRG without limitation.

NRG-Level cash as of March 31, 2017, was $381 million, a decrease of $189 million from December 31, 2016, and $1.4 billion was available under the Company’s credit facilities at the end of the first quarter 2017. Total liquidity was $3.3 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield). On February 28, 2017, GenOn drew $125 million on letters of credit under its intercompany revolver with NRG to support the GenOn Mid-Atlantic operating leases; NRG subsequently drew $125 million on its revolver facility to fund the GenOn intercompany draw.

NRG Strategic Developments
On May 1, 2017, NRG offered its remaining 25% interest in NRG Wind TE Holdco, an 814 net MW portfolio of twelve wind projects to NRG Yield. NRG Yield currently owns a 75% interest in the portfolio, which it acquired in 2015. The acquisition is subject to negotiation and approval by NRG Yield's independent directors.
Drop Down to NRG Yield
On March 27, 2017, the Company sold to NRG Yield, Inc.: (i) a 16% interest in the Agua Caliente solar project, representing ownership of approximately 46 net MW of capacity and (ii) NRG's interests in seven utility-scale solar projects located in Utah representing 265 net MW of capacity. NRG Yield Inc. paid cash consideration of $130 million, plus $1 million in working capital adjustments, and assumed non-recourse debt of approximately $463 million2.

2 Approximately $328 million on balance sheet and $135 million pro-rata share of unconsolidated debt

Business Review Committee

During the quarter, the NRG Board of Directors established the Business Review Committee (BRC). The BRC was established to evaluate and make recommendations to the Board regarding the Company’s (a) operational and cost excellence initiatives, (b) potential portfolio and/or asset de-consolidations, dispositions and optimization, (c) capital structure and allocation and (d) broader strategic initiatives. NRG plans to update the market as soon as practicable following a recommendation from the BRC.

2017 Guidance

NRG is reaffirming its guidance range for fiscal year 2017 with respect to both Adjusted EBITDA and FCF before growth investments.

Table 4: 2017 Adjusted EBITDA and FCF before Growth Investments Guidance

2017
($ in millions)	Guidance
Adjusted EBITDA[1]	$2,700 - $2,900
Cash From Operations	$1,355 - $1,555
Free Cash Flow Before Growth Investments (FCFbG)	$800 - $1,000

1.
Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
On April 7, 2017, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable May 15, 2017, to stockholders of record as of May 1, 2017, representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On May 2, 2017 NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG is the leading integrated power company in the U.S., built on the strength of the nation’s largest and most diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 200 company, NRG creates value through best in class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial customers. Working with electricity customers, large and small, we continually innovate, embrace and implement sustainable solutions for producing and managing energy. We aim to be pioneers in developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, GenOn’s and certain of its subsidiaries’ ability to continue as a going concern, general economic conditions, hazards customary in the power production industry and power generation operations, weather conditions (including wind and solar conditions), competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, the effectiveness of our risk management policies and procedures, changes in government regulations, the condition of capital markets generally, our ability to borrow funds and access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the drop down transactions with NRG Yield, and our ability to execute our capital allocation plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, cash from operations, and free cash flow guidance are estimates as of May 2, 2017. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

 Contacts:

Media:	Investors:

Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2017	2016
Operating Revenues
Total operating revenues	$2,759	$3,229
Operating Costs and Expenses
Cost of operations	2,125	2,194
Depreciation and amortization	300	313
Selling, general and administrative	272	252
Development activity expenses	17	26
Total operating costs and expenses	2,714	2,785
Gain on sale of assets	2	32
Operating Income	47	476
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	5	(7)
Impairment loss on investment	—	(146)
Other income, net	12	18
(Loss)/gain on debt extinguishment, net	(2)	11
Interest expense	(269)	(284)
Total other expense	(254)	(408)
(Loss)/Income Before Income Taxes	(207)	68
Income tax (benefit)/expense	(4)	21
Net (Loss)/Income	(203)	47
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(40)	(35)
Net (Loss)/Income Attributable to NRG Energy, Inc.	(163)	82
Dividends for preferred shares	—	5
(Loss)/Income Available for Common Stockholders	$(163)	$77
(Loss)/Earnings per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	316	315
(Loss)/Earnings per Weighted Average Common Share — Basic	$(0.52)	$0.24
Weighted average number of common shares outstanding — diluted	316	315
(Loss)/Earnings per Weighted Average Common Share — Diluted	$(0.52)	$0.24
Dividends Per Common Share	$0.03	$0.15

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended March 31,
	2017	2016
	(In millions)
Net (loss)/income	$(203)	$47
Other comprehensive income/(loss), net of tax
Unrealized income/(loss) on derivatives, net of income tax expense of $1, and $1	4	(32)
Foreign currency translation adjustments, net of income tax expense of $0, and $0	7	6
Available-for-sale securities, net of income tax expense of $0, and $0	—	3
Defined benefit plans, net of income tax expense of $0, and $0	—	1
Other comprehensive income/(loss)	11	(22)
Comprehensive (loss)/income	(192)	25
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(39)	(52)
Comprehensive (loss)/income attributable to NRG Energy, Inc.	(153)	77
Dividends for preferred shares	—	5
Comprehensive (loss)/income available for common stockholders	$(153)	$72

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,513	$1,973
Funds deposited by counterparties	3	2
Restricted cash	397	446
Accounts receivable, net	974	1,166
Inventory	1,140	1,111
Derivative instruments	682	1,062
Cash collateral paid in support of energy risk management activities	277	203
Current assets held-for-sale	—	9
Prepayments and other current assets	454	423
Total current assets	5,440	6,395
Property, plant and equipment, net	17,942	17,912
Other Assets
Equity investments in affiliates	1,148	1,120
Notes receivable, less current portion	13	17
Goodwill	662	662
Intangible assets, net	1,957	2,036
Nuclear decommissioning trust fund	627	610
Derivative instruments	226	189
Deferred income taxes	223	225
Non-current assets held-for-sale	10	10
Other non-current assets	1,172	1,179
Total other assets	6,038	6,048
Total Assets	$29,420	$30,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$1,688	$1,220
Accounts payable	872	895
Derivative instruments	747	1,084
Cash collateral received in support of energy risk management activities	3	2
Accrued expenses and other current liabilities	887	1,181
Total current liabilities	4,197	4,382
Other Liabilities
Long-term debt and capital leases	17,672	18,006
Nuclear decommissioning reserve	291	287
Nuclear decommissioning trust liability	352	339
Deferred income taxes	20	20
Derivative instruments	315	294
Out-of-market contracts, net	1,017	1,040
Non-current liabilities held-for-sale	12	12
Other non-current liabilities	1,487	1,483
Total non-current liabilities	21,166	21,481
Total Liabilities	25,363	25,863
Redeemable noncontrolling interest in subsidiaries	44	46
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,375	8,358
Retained deficit	(4,238)	(3,787)
Less treasury stock, at cost — 101,858,284 and 102,140,814 shares, respectively	(2,392)	(2,399)
Accumulated other comprehensive loss	(124)	(135)
Noncontrolling interest	2,388	2,405
Total Stockholders’ Equity	4,013	4,446
Total Liabilities and Stockholders’ Equity	$29,420	$30,355

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net (loss)/income	$(203)	$47
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	8	17
Depreciation and amortization	300	313
Provision for bad debts	9	10
Amortization of nuclear fuel	12	13
Amortization of financing costs and debt discount/premiums	1	1
Adjustment for debt extinguishment	—	(11)
Amortization of intangibles and out-of-market contracts	10	26
Amortization of unearned equity compensation	8	8
Impairment losses	—	146
Changes in deferred income taxes and liability for uncertain tax benefits	1	(25)
Changes in nuclear decommissioning trust liability	36	9
Changes in derivative instruments	25	(50)
Changes in collateral posted in support of risk management activities	(74)	156
Proceeds from sale of emission allowances	—	47
Gain on sale of assets	(2)	(32)
Cash used by changes in other working capital	(199)	(121)
Net Cash (Used) Provided by Operating Activities	(68)	554
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(3)	(6)
Capital expenditures	(268)	(279)
Decrease/(increase)in restricted cash, net	13	(12)
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	36	39
Decrease in notes receivable	4	1
Purchases of emission allowances	(9)	(12)
Proceeds from sale of emission allowances	11	7
Investments in nuclear decommissioning trust fund securities	(153)	(200)
Proceeds from the sale of nuclear decommissioning trust fund securities	117	191
Proceeds from renewable energy grants and state rebates	—	8
Proceeds from sale of assets, net of cash disposed of	14	120
Investments in unconsolidated affiliates	(12)	(4)
Other	18	4
Net Cash Used by Investing Activities	(232)	(143)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(9)	(48)
Net receipts from settlement of acquired derivatives that include financing elements	1	39
Proceeds from issuance of long-term debt	192	61
Payments for short and long-term debt	(177)	(316)
Payment for credit support in long-term deposits	(130)	—
Proceeds from draw on revolving credit facility for long-term deposits	125	—
Increase in long-term deposits	(125)	—
Contributions to, net of distributions from, noncontrolling interest in subsidiaries	(5)	10
Payment of debt issuance costs	(15)	—
Other - contingent consideration	(10)	(10)
Net Cash Used by Financing Activities	(153)	(264)
Effect of exchange rate changes on cash and cash equivalents	(7)	(6)
Net (Decrease)/ Increase in Cash and Cash Equivalents	(460)	141
Cash and Cash Equivalents at Beginning of Period	1,973	1,518
Cash and Cash Equivalents at End of Period	$1,513	$1,659

Appendix Table A-1: First Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to net (loss)/income:

($ in millions)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Net (Loss)/Income	67	(33)	(31)	(1)	(205)	(203)
Plus:
Interest expense, net	20	1	21	76	147	265
Income tax	—	3	(6)	(1)	—	(4)
Loss on debt extinguishment	—	—	2	—	—	2
Depreciation and amortization	138	28	49	75	10	300
ARO Expense	13	—	—	1	—	14
Amortization of contracts	(5)	1	—	17	—	13
Amortization of leases	(12)	—	—	—	—	(12)
EBITDA	221	—	35	167	(48)	375
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	13	(3)	(4)	13	—	19
Acquisition-related transaction & integration costs	—	—	—	1	—	1
Reorganization costs	—	—	—	—	8	8
Deactivation costs	3	—	—	—	1	4
Other non recurring charges	(1)	(1)	—	3	(2)	(1)
Mark to market (MtM) (gains)/losses on economic hedges	(125)	137	(6)	—	—	6
Adjusted EBITDA	111	133	25	184	(41)	412
First Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,208	1,334	92	235	(223)	2,646
Cost of sales	600	997	4	16	(213)	1,404
Economic gross margin	608	337	88	219	(10)	1,242
Operations & maintenance and other cost of operations (a)	414	80	34	67	(12)	583
Selling, marketing, general and administrative(b)	82	119	15	4	43	263
Other expense/(income)	1	5	14	(36)	—	(16)
Adjusted EBITDA	111	133	25	184	(41)	412
(a) Excludes deactivation costs of $4 million.
(b) Excludes reorganization costs of $8 million and integration costs of $1 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,759	15	(128)	—	—	2,646
Cost of operations	1,536	2	(134)	—	—	1,404
Gross margin	1,223	13	6	—	—	1,242
Operations & maintenance and other cost of operations	589	(2)	—	(4)	—	583
Selling, marketing, general & administrative (a)	272	—	—	—	(9)	263
Other expense/(income)	565	(582)	—	—	1	(16)
Net Loss	(203)	597	6	4	8	412
(a) Other adj. includes reorganization costs of $8 million and integration costs of $1 million.

Appendix Table A-2: First Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Net Income/(Loss)	191	150	(40)	2	(256)	47
Plus:
Interest expense, net	10	—	27	74	170	281
Income tax	—	—	(6)	—	27	21
Gain on debt extinguishment	—	—	—	—	(11)	(11)
Depreciation and amortization	144	30	48	74	17	313
ARO Expense	9	—	—	1	—	10
Amortization of contracts	(2)	3	—	23	(3)	21
Amortization of leases	(12)	—	—	—	—	(12)
EBITDA	340	183	29	174	(56)	670
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	9	—	—	24	1	34
Reorganization costs	1	5	2	—	2	10
Deactivation costs	7	—	—	—	—	7
Gain on sale of business	(29)	—	—	—	—	(29)
Other non recurring charges	2	1	3	—	3	9
Impairments	137	—	—	—	9	146
Mark to market (MtM) (gains)/losses on economic hedges	(1)	(33)	(1)	—	—	(35)
Adjusted EBITDA	466	156	33	198	(41)	812
First Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,702	1,371	95	251	(201)	3,218
Cost of sales	666	1,025	2	16	(204)	1,505
Economic gross margin	1,036	346	93	235	3	1,713
Operations & maintenance and other cost of operations (a)	501	84	38	61	3	687
Selling, marketing, general & administrative (b)	85	106	12	3	36	242
Other expense/(income) (c)	(16)	—	10	(27)	5	(28)
Adjusted EBITDA	466	156	33	198	(41)	812
(a) Excludes deactivation costs of $7 million.
(b) Excludes reorganization costs of $10 million.
(c) Excludes impairments of $146 million, gain on sale of business of $29 million and gain on debt extinguishment of $11 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	3,229	15	(26)	—	—	3,218
Cost of operations	1,502	(6)	9	—	—	1,505
Gross margin	1,727	21	(35)	—	—	1,713
Operations & maintenance and other cost of operations	692	2	—	(7)	—	687
Selling, marketing, general & administrative (a)	252	—	—	—	(10)	242
Other expense/(income) (b)	736	(649)	—	—	(115)	(28)
Net Income	47	668	(35)	7	125	812
(a) Other adj. includes reorganization costs of $10 million.
(b) Other adj. includes impairments of $146 million, gain on sale of business of $29 million and gain on debt extinguishment of $11 million.

Appendix Table A-3: 2017 and 2016 First Quarter Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	March 31, 2017	March 31, 2016
Net Cash Provided by Operating Activities	(68)	554
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	1	39
Sale of Land	8	—
Merger, integration and cost-to-achieve expenses (1)	—	19
Return of capital from equity investments	14	5
Adjustment for change in collateral	74	(156)
Adjusted Cash Flow from Operating Activities	29	461
Maintenance CapEx, net (2)	(54)	(91)
Environmental CapEx, net	(25)	(77)
Preferred dividends	—	(2)
Distributions to non-controlling interests	(46)	(42)
Free Cash Flow Before Growth Investments (FCFbG)	(96)	249
(1) 2016 includes cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $18 million and $4 million in 2017 and 2016, respectively

Appendix Table A-4: First Quarter 2017 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Gulf Coast	East	West	Other	Total
Net Income/(Loss)	39	36	(7)	(1)	67
Plus:
Interest expense, net	1	19	—	—	20
Depreciation and amortization	73	59	6	—	138
ARO Expense	4	6	3	—	13
Amortization of contracts	2	(5)	(2)	—	(5)
Amortization of leases	—	(12)	—	—	(12)
EBITDA	119	103	—	(1)	221
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	7	—	3	3	13
Deactivation costs	—	1	2	—	3
Other non recurring charges	—	(2)	1	—	(1)
Market to market (MtM) losses/(gains) on economic hedges	(121)	3	(7)	—	(125)
Adjusted EBITDA	5	105	(1)	2	111

First Quarter 2017 condensed financial information for Generation:

($ in millions)	Gulf Coast	East	West	Other	Elims.	Total
Operating revenues	528	626	51	6	(3)	1,208
Cost of sales	318	264	18	—	—	600
Economic gross margin	210	362	33	6	(3)	608
Operations & maintenance and other cost of operations (a)	169	220	28	—	(3)	414
Selling, marketing, general & administrative	34	36	6	6	—	82
Other expense/(income)	2	1	—	(2)	—	1
Adjusted EBITDA	5	105	(1)	2	—	111
(a) Excludes deactivation costs of $3 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	1,343	(3)	(132)	—	—	1,208
Cost of operations	605	2	(7)	—	—	600
Gross margin	738	(5)	(125)	—	—	608
Operations & maintenance and other cost of operations	418	(1)	—	(3)	—	414
Selling, marketing, general & administrative	82	—	—	—	—	82
Other expense/(income)	171	(171)	—	—	1	1
Net Income	67	167	(125)	3	(1)	111

Appendix Table A-5: First Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Gulf Coast	East	West	Other	Total
Net Income/(Loss)	(125)	242	30	44	191
Plus:
Interest expense, net	—	10	—	—	10
Depreciation and amortization	76	53	15	—	144
ARO Expense	3	4	2	—	9
Amortization of contracts	2	(5)	1	—	(2)
Amortization of leases	(1)	(11)	—	—	(12)
EBITDA	(45)	293	48	44	340
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	—	2	4	9
Reorganization costs	1	—	—	—	1
Deactivation costs	—	7	—	—	7
Gain on sale of assets	—	(29)	—	—	(29)
Other non recurring charges	—	—	—	2	2
Impairments	137	—	—	—	137
Market to market (MtM) losses/(gains) on economic hedges	26	(30)	3	—	(1)
Adjusted EBITDA	122	241	53	50	466

First Quarter 2016 condensed financial information for Generation:

($ in millions)	Gulf Coast	East	West	Other	Elims.	Total
Operating revenues	602	946	117	41	(4)	1,702
Cost of sales	280	368	18	—	—	666
Economic gross margin	322	578	99	41	(4)	1,036
Operations & maintenance and other cost of operations (a)	170	295	40	—	(4)	501
Selling, marketing, general & administrative	30	41	7	7	—	85
Other expense/(income)(b)	—	1	(1)	(15)	—	(15)
Adjusted EBITDA	122	241	53	50	—	466
(a) Excludes deactivation costs of $7 million.
(b) Excludes impairments of $137 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	1,708	(3)	(3)	—	—	1,702
Cost of operations	669	(1)	(2)	—	—	666
Gross margin	1,039	(2)	(1)	—	—	1,036
Operations & maintenance and other cost of operations	505	3	—	(7)	—	501
Selling, marketing, general & administrative	86	—	—	—	(1)	85
Other expense/(income) (a)	257	(163)	—	—	(110)	(16)
Net Income	191	158	(1)	7	111	466
(a) Other adj. includes impairments of $137 million.

Appendix Table A-6: First Quarter 2017 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first quarter of 2017:

($ in millions)	Three Months Ended March 31, 2017
Sources:
Adjusted cash flow from operations	29
Asset sales	6
Issuance of Agua Caliente HoldCo debt	130
NYLD Equity Issuance	7
Tax Equity Proceeds	16
Increase in credit facility	147
Uses:
Maintenance and environmental capex, net (1)	(80)
Debt Repayments, net of proceeds	(146)
Growth investments and acquisitions, net	(152)
GENMA long-term deposit	(130)
Collateral	(74)
Distributions to non-controlling interests	(46)
Nuclear Decommissioning Trust	(36)
Common Stock Dividends	(9)
Other Investing and Financing	(24)
Change in Total Liquidity	(362)
(1) Includes insurance proceeds of $18 million.

Appendix Table A-7: 2017 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2017 Adjusted EBITDA
($ in millions)	Low	High
GAAP Net Income [1]	60	260
Income Tax	80	80
Interest Expense & Debt Extinguishment Costs	1,155	1,155
Depreciation, Amortization, Contract Amortization and ARO Expense	1,235	1,235
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	60	60
Adjusted EBITDA	2,700	2,900
(1) For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero.
(2) Includes deactivation costs, gain on sale of businesses, asset write-offs, impairments and other non-recurring charges.

Appendix Table A-8: 2017 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2017
($ in millions)	Guidance
Adjusted EBITDA	$2,700 - $2,900
Cash Interest payments	(1,065)
Cash Income tax	(40)
Collateral / working capital / other	(240)
Cash From Operations	$1,355 - $1,555
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—
Adjusted Cash flow from operations	$1,355 - $1,555
Maintenance capital expenditures, net	(280) - (310)
Environmental capital expenditures, net	(40) - (60)
Distributions to non-controlling interests	(185) - (205)
Free Cash Flow - before Growth Investments	$800 - $1,000

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth Investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.